                           OFFER TO PURCHASE FOR CASH

                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                 (INCLUDING THE ASSOCIATED JUNIOR PARTICIPATING
                        PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                              ASARCO INCORPORATED

                                       AT

                          $26.00 NET PER SHARE IN CASH

                                       BY

                               ASMEX CORPORATION,

                          A WHOLLY OWNED SUBSIDIARY OF

                           GRUPO MEXICO, S.A. DE C.V.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
        12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, OCTOBER 25, 1999,
                         UNLESS THE OFFER IS EXTENDED.

                                                              September 27, 1999

TO OUR CLIENTS:

    Enclosed for your consideration are the Offer to Purchase dated September 27, 1999 and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by ASMEX Corporation, a Delaware corporation ("Purchaser"), and a wholly owned subsidiary of Grupo Mexico, S.A. de C.V., a Mexican corporation ("Parent"), to purchase for cash all outstanding shares of common stock, without par value (the "Common Stock"), of ASARCO Incorporated, a New Jersey corporation ("ASARCO"), including the associated junior participating preferred stock purchase rights (including any successor thereto, the "Rights"), at a price of $26.00 per share of Common Stock, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Unless the context otherwise requires, all references to the Common Stock shall include the associated Rights.

    Unless the Rights condition has been satisfied or waived, holders of shares of Common Stock will be required to tender one Right for each share of Common Stock tendered to effect a valid tender of such shares of Common Stock. Unless and until the Distribution Date (as defined in the Offer to Purchase) occurs, the Rights are represented by and transferred with the Common Stock. Accordingly, if the Distribution Date does not occur prior to the Expiration Date (as defined in the Offer to Purchase) of the Offer, a tender of shares of Common Stock will constitute a tender of the associated Rights. If a Distribution Date has occurred before shares of Common Stock are tendered, Rights Certificates (as defined in the Offer to Purchase) representing a number of Rights equal to the number of shares of Common Stock being tendered must be delivered to the Depositary (as defined in the Offer to Purchase) in order for such shares of Common Stock to be validly tendered. If a Distribution Date has occurred subsequent to the tender of shares of Common Stock, Rights Certificates representing a number of Rights equal to the number of shares of Common Stock tendered pursuant to the Offer must be delivered to the Depositary within three New York Stock Exchange ("NYSE") trading days after the date such Rights Certificates are distributed in order for such shares of Common Stock to be validly tendered.

    If a shareholder desires to tender shares of Common Stock pursuant to the Offer and such shareholder's Common Stock Certificates, and if applicable, Rights Certificates, are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration

Date or the procedure for book-entry transfer cannot be completed on a timely basis, such shares of Common Stock may nevertheless be tendered pursuant to the guaranteed delivery procedure described in "Procedures for Tendering Shares of Common Stock" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

    THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OF COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the shares of Common Stock held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

        1. The Offer price is $26.00 per share, net to the seller in cash, without interest thereon.

        2. The Offer is being made for all outstanding shares of Common Stock.

        3. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on October 25, 1999, unless the Offer is extended.

        4. The offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the offer that number of shares of Common Stock (including the associated Rights) which, together with shares of Common Stock owned by Parent and Purchaser, constitute at least 80% of the shares of Common Stock outstanding on a fully diluted basis, (2) the Rights having been redeemed by the Board of Directors of ASARCO or Purchaser being satisfied, in its sole discretion, that the Rights are invalid or otherwise inapplicable to the transactions contemplated by the Offer to Purchase, (3) the Purchaser being satisfied, in its sole discretion, that the Agreement and Plan of Merger dated as of July 15, 1999, among ASARCO, Cyprus Amax Minerals Company and certain other parties, has been terminated and ASARCO having entered into a definitive merger agreement with Parent and Purchaser to provide for the acquisition of ASARCO by Parent or Purchaser and (4) Parent and Purchaser having obtained all regulatory approvals necessary for their acquisition of control of ASARCO on terms and conditions satisfactory to Purchaser, in its sole discretion.

        5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of shares of Common Stock by Purchaser pursuant to the Offer.

    The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of shares of Common Stock in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your shares of Common Stock, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares, all such shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                 (INCLUDING THE ASSOCIATED JUNIOR PARTICIPATING
                             STOCK PURCHASE RIGHTS)
                                       OF
                              ASARCO INCORPORATED

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated September 27, 1999 and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by ASMEX Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Grupo Mexico, S.A. de C.V., a Mexican corporation, to purchase all outstanding shares of common stock, without par value per share (the "Common Stock"), of ASARCO Incorporated, a New Jersey corporation, including the associated junior participating preferred stock purchase rights (including any successor thereto, the "Rights"), at a price of $26.00 per share of Common Stock, net to the seller in cash, without interest thereon, upon the terms and conditions set forth in the Offer. Unless the context otherwise requires, all references to shares of Common Stock shall include the associated Rights.

    This will instruct you to tender to Purchaser the number of shares of Common Stock and Rights indicated below (or if no number is indicated in either of the appropriate spaces below, all shares of Common Stock and Rights) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of shares of Common Stock to be        Number of Rights to be tendered (to be
tendered:*                                    filled out only if a Distribution Date has
                                              occurred and Rights Certificates have been
                                              delivered prior to the tender of your Common
                                              Stock):*

-------------------------------------------   -------------------------------------------
Account Number:                               Account Number:
Dated: , 1999                                 Dated: , 1999

SIGN HERE                                     SIGN HERE
-------------------------------------------   -------------------------------------------
-------------------------------------------   -------------------------------------------

PRINT NAME(S)                                 PRINT NAME(S)
-------------------------------------------   -------------------------------------------
-------------------------------------------   -------------------------------------------

ADDRESS(ES)                                   ADDRESS(ES)
-------------------------------------------   -------------------------------------------
-------------------------------------------   -------------------------------------------
-------------------------------------------   -------------------------------------------
-------------------------------------------   -------------------------------------------

AREA CODE AND TELEPHONE NUMBER                AREA CODE AND TELEPHONE NUMBER
-------------------------------------------   -------------------------------------------

TAX ID OR SOCIAL SECURITY NUMBER              TAX ID OR SOCIAL SECURITY NUMBER
-------------------------------------------   -------------------------------------------

* Unless otherwise indicated, it will be assumed that all shares of Common Stock and Rights held by us for your account are to be tendered.